UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2017

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street, P.O.B. 8324, Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

OWC Pharmaceutical Research Corp., OTCQB: OWCP (the “Registrant”), through its wholly-owned Israeli subsidiary, One World Cannabis Ltd. (“OWC Ltd”), has been conducting study on the efficacy its proprietary cannabinoid-based topical cream for the treatment of skin conditions generally and psoriasis specifically, which commenced in November, 2016 (the “Study”).

On February 1, 2017, following the very encouraging results that have been achieved at the mid-point of the Study, the Registrant’s Board of Directors and the management and scientific personnel of OWC Ltd have determined to extend the size and scope of the Study for the purpose of, among other things, checking the biological markers that have been generated to date with respect to the treatment of psoriasis (proliferation/ inhibition and several interleukins). Despite extending its size and scope of the Study, the Registrant expects to compete the Study within the same projected time frame.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: February 2, 2017